EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements  on Form  S-3  (No.  33-85224,  No.  333-22283,  No.  333-43323,  No.
333-64539,  No. 333-73255,  No. 333-49276,  No.  333-53688,  No. 333-92258,  No.
333-98743 and No. 333-103966 of CIT Group Inc. of our reports dated January 22, 2004 and October 18, 2001 (except as to the reacquisition of international subsidiaries described in Note 25 and the reorganization of Tyco Capital Holding Inc. described in Note 24, which are as of February 11, 2002 and July 1, 2002, respectively) relating to the financial statements which appear in this Form 10-K.

PricewaterhouseCoopers LLP

New York, New York
March 9, 2004